                                VOTING AGREEMENT

         THIS VOTING AGREEMENT (this "AGREEMENT") is entered into as of September 25, 2000 by and among the entities set forth on Schedule I hereto, (collectively, the "HOLDERS"), Rodamco North America N.V., a company organized under the laws of the Netherlands ("RODAMCO"), Hexalon Real Estate, Inc., a Delaware corporation ("HEXALON"), Head Acquisition, L.P., a Delaware limited partnership ("HEAD ACQUISITION LP"), Head Acquisition Corp., a Delaware corporation ("HEAD ACQUISITION CORP"), and Urban Shopping Centers, Inc., a Maryland corporation ("URBAN").

         WHEREAS, Rodamco, Hexalon, Head Acquisition LP, Head Acquisition Corp, Urban, and Urban Shopping Centers, L.P., an Illinois limited partnership ("URBAN LP"), are parties to that certain Agreement and Plan of Merger dated as of the date hereof (the "MERGER AGREEMENT") pursuant to which a subsidiary of Hexalon will merge with and into Urban with the subsidiary of Hexalon surviving (the "MERGER"). All capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement;

         WHEREAS, pursuant to an amendment and restatement of the Urban LP Agreement to be effected simultaneously with the completion of the Merger, holders of common units of limited partner interest in Urban LP who do not elect to convert such units into shares of Urban Common Stock prior to the Merger will receive a cash distribution that represents approximately 80% of the consideration that such holders would have received if they had fully converted such units to shares of Urban Common Stock and will retain a continuing, but reduced, partnership interest in the Urban LP ("CONTINUING INTEREST").

         WHEREAS, as a condition to the willingness of Rodamco, Hexalon, Head Acquisition LP and Head Acquisition Corp to enter into the Merger Agreement, Rodamco, Hexalon, Head Acquisition LP and Head Acquisition Corp have requested that each Holder agree, and in order to induce Rodamco, Hexalon, Head Acquisition LP and Head Acquisition Corp. to enter into the Merger Agreement, each Holder has agreed, to enter into this Agreement;

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Each Holder represents, warrants and agrees that (a) Schedule I hereto sets forth the number, class and series of (i) shares of Urban Stock and (ii) units of partnership interest in the Urban LP (the "UNITS" and, collectively with the shares of Urban Stock, the "SECURITIES") of which the undersigned is the record or beneficial owner, (b) as of the date hereof, it owns the Securities, free and clear of all liens, charges, encumbrances, voting agreements and commitments of every kind, except as disclosed in Schedule I, and (c) it has sole voting and dispositive power over all of the Securities, except as disclosed in Schedule I.

         2. Each Holder agrees that it will not contract to sell, sell or otherwise transfer or dispose of any of the Securities, or any interest therein, or securities convertible into, or any voting rights with respect to, any of the Securities, other than (a) as expressly contemplated by this Agreement and the Merger Agreement or (b) a transfer to a party who executes a counterpart of this Agreement, in form and substance reasonably satisfactory to Hexalon, agreeing to be bound by the terms and provisions hereof. Without limiting the foregoing, each Holder agrees that it will not grant any proxies or powers of attorney or enter into a voting agreement or other arrangement with respect to any Securities or deposit any Securities into a voting trust.

         3. Each Holder agrees that it will (a) tender all of its shares of Urban Stock pursuant to the Offer or (b) to the extent not so tendered, vote, or cause to be voted all of the shares of Urban Stock or Units, as applicable, beneficially owned by it, or with respect to which it has the right to vote, including the Securities, at any meeting of stockholders or partners, as applicable (including any adjournment or postponement thereof), or pursuant to any action by written consent:

                  (i) in favor of the Amendment in substantially the form attached as EXHIBIT A and any actions required in furtherance thereof;

                  (ii) against any action or agreement that (Y) could reasonably be expected to result in a breach in any material respect of any covenant, representation or warranty, or any other obligation of Urban, under the Merger Agreement or any related agreement or (Z) is intended, or could reasonably be expected, to materially impede, interfere with, delay, postpone or adversely affect the Offer, the Merger, the Amendment or the other transactions contemplated by the Merger Agreement; and

                  (iii)    against any Competing Transaction.

         4. Each Holder agrees to cooperate fully with Hexalon in connection with the Merger Agreement and the transactions contemplated thereby, agrees that it will not, and it shall not authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative of, such Holder to (i) solicit or initiate, encourage, or facilitate, directly or indirectly, any inquiries relating to, or the submission of, any proposal or offer, whether in writing or otherwise, from a Third Party regarding a Competing Transaction; (ii) participate in any discussions or negotiations regarding, or furnish to any person any information or data with respect to or access to the properties of, or take any other action to knowingly facilitate the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction; or (iii) enter into any agreement (written or oral) with respect to any Competing Transaction, approve or recommend or resolve to approve or recommend any Competing Transaction or enter into any agreement (written or oral) requiring it to abandon, terminate or fail to consummate the Offer, the Merger, the Amendment and the other transactions contemplated by the Merger Agreement; PROVIDED, that any Holder (or any affiliates thereof) who is a director, officer or employee of Urban may take actions solely in his or her capacity as such to the extent permitted under the Merger Agreement; PROVIDED FURTHER, HOWEVER, that the foregoing clause shall in no way relieve a Holder from any obligation as a record or beneficial owner of Securities to vote, transfer or hold such Securities as herein provided and to otherwise comply with the terms and conditions of this agreement.

         Each Holder agrees to notify Hexalon orally and in writing of (i) any Competing Transaction or any inquiry with respect to or which could reasonably be expected to lead to any Competing Transaction received by such Holder or any financial advisor, attorney or other advisor or representative of such Holder,
(ii) the material terms of such Competing Transaction (including a copy of any written proposal) and (iii) the identity of the person making the proposal or offer for any such Competing Transaction or inquiry immediately following receipt by such Holder or any financial advisor, attorney or other advisor or representative of such Holder of such Competing Transaction proposal or inquiry.

         5. Without limiting the provisions of the Merger Agreement, in the event (a) of any stock dividend, stock split, recapitalization, reclassification, combination or exchange affecting any of the shares of Urban Stock or Units, or (b) any Holder shall become the beneficial owner of any additional shares of Urban Stock or other securities entitling the Holder thereof to vote or give consent with respect to the matters set forth in paragraph 3 or 5 hereof, then the terms of this Agreement shall apply to the shares of capital stock or other securities of Urban or the Urban LP held by such Holder immediately following the effectiveness of the events described in clause (a) or such Holder becoming the beneficial owner thereof as described in clause (b), as though they were Securities of such Holder hereunder. Each Holder hereby agrees, while this Agreement is in effect, to notify Hexalon of the number of any new Securities acquired by such Holder, if any, after the date hereof.

         6.       Each Holder hereby agrees that, except for the Units listed in
Schedule I that will be converted into shares of Urban Common Stock and tendered pursuant to the Offer, it shall hold all of its Units so as to receive the Continuing Interest with respect to any Units owned beneficially or by record of it as of the Effective Time and the effectiveness of the Amendment.

         7. Simultaneously with the Effective Time, each of (i) the Non-Competition Agreement, dated as of October 14, 1993, between Urban and Neil
G. Bluhm, (ii) the Non-Competition Agreement, dated as of October 14, 1993, between Urban and Judd D. Malkin, (iii) the Non-Competition and Restriction Agreement, dated as of October 14, 1993, between Urban and JMB Institutional Realty Corporation and (iv) the Non-Competition and Restriction Agreement, dated as of October 14, 1993, between Urban and JMB Realty Corporation shall automatically terminate without any further actions by any of the parties hereto and shall be of no further force and effect. Urban represents and warrants that the actions to be taken pursuant to this paragraph 7 have been approved by the Urban Special Committee, which committee constitutes a majority of the Disinterested Directors (as such term is defined in each of the documents listed in clauses (i) through (iv) above).

         8. Simultaneously with the Effective Time, Urban shall enter into, and Rodamco and Head Acquisition LP shall cause Urban LP to enter into, the form of Insurance Agreement attached as EXHIBIT B. Simultaneously with the Effective Time, Hexalon and Urban shall enter into, and Rodamco, Hexalon and Urban shall cause Urban LP to enter into, the form of Indemnification and Tax Contest Agreement attached as EXHIBIT C.

         9. Simultaneously with the Effective Time, Hexalon Acquisition LP, in its capacity as general partner of Urban LP, and each of the parties hereto which are limited partners of Urban LP, in their respective capacities as limited partners of Urban LP, shall execute, and Rodamco and Hexalon shall cause Head Acquisition LP to execute in its capacity as general partner of Urban LP, the Amendment in the form attached as EXHIBIT A; PROVIDED, HOWEVER, that in the event all Limited Partners of Urban LP (other than holders of Series C Preferred Units and Series D Preferred Units) do not execute the Amendment, the Amendment shall include the provisions of Section 4.2.5 of the current Urban LP partnership agreement in all material respects; and PROVIDED FURTHER, that if the Per Common Share Amount is increased by the Head Parties pursuant to the Merger Agreement, the distribution to be made to the Limited Partners of Urban LP pursuant to Section 4.5(b) of the Amendment shall be proportionately increased and the base amount of $48.00 used in calculating the Put Multiple shall be increased to the Per Common Share Amount. Prior to the execution of the Amendment, the parties hereto shall negotiate in good faith and reach agreement on the dollar amounts to be included under the column heading "Agreed Value (in 000's):" and appropriate descriptions of the properties to be included under the column heading "Property:" in Exhibit B to the Amendment, and in connection therewith, shall take into account the valuation methodology utilized to determine the aggregate amount of the Merger Date Distribution as defined in the Amendment. Simultaneously with the Effective Time, each of Rodamco and Hexalon will deliver agreements whereby each agrees to be bound by the restrictions set forth in Section 7.5 of the Amendment.

         10. Each of the parties hereto agrees that, as of the Effective Time, any rights any of the parties hereto may have pursuant to the registration rights agreements listed on Schedule II (the "REGISTRATION RIGHTS AGREEMENTS") shall be suspended and of no force and effect; PROVIDED, that such parties subsequently shall automatically and without further action benefit from such rights and agreements in accordance with the terms set forth in SECTION 4.6 of the Amendment. Each party hereto represents and warrants that, except for rights under the Registration Rights Agreements, it has no rights to require registration of securities of Rodamco, Hexalon, Head Acquisition LP, Head Acquisition Corp, Urban or Urban LP.

         11. Rodamco, Hexalon, Head Acquisition LP and Head Acquisition Corp (collectively, the "HEAD PARTIES") represent and warrant to the Holders that: (i) Head Acquisition LP has provided to each of the Holders a copy of the financing commitment letter, attached as EXHIBIT D, including any exhibits, schedules or amendments thereto relating to the Chase Loan (as defined in the Amendment) (the "FINANCING LETTER"); (ii) the Financing Letter is effective and has not been withdrawn or modified and all commitment fees have been paid thereunder; and (iii) to the Knowledge of Rodamco and Hexalon, the conditions set forth in the Financing Letter will be able to be satisfied prior to the Effective Time. If the Chase Loan does not provide sufficient funds to Head Acquisition LP to make the distribution required by

Section 4.5(b) of the Amendment, Head Acquisition LP covenants and agrees, to, and Rodamco and Hexalon covenant and agree to cause Head Acquisition LP to, obtain alternative financing with the same structural features as are provided in the Chase Loan. From and after the consummation of the Offer until the effectiveness of the Amendment, the Head Parties covenant and agree not to cause or permit Urban to take any action, or refrain from taking any action, with respect to Urban LP that would require that consent of the Original Class A Limited Partners (as defined in the Amendment) without the requisite consent of those limited partners. The obligations of the Holders under this Agreement are conditioned on the accuracy of, and compliance with, the representations, warranties and covenants set forth in this SECTION 11, and if such representations, warranties and covenants become inaccurate or are not complied with at any time, the Holders shall have no further obligations under this Agreement.

         12. Each of Rodamco, Hexalon, Head Acquisition Corp, Head Acquisition LP and each Holder represents and warrants that it has all necessary power and authority to enter into this Agreement, that this Agreement is the legal, valid and binding agreement of Rodamco, Hexalon, Head Acquisition Corp, Head Acquisition LP or such Holder, as the case may be, and that this Agreement is enforceable against Rodamco, Hexalon, Head Acquisition Corp., Head Acquisition LP or such Holder, as the case may be, in accordance with its terms.

         13. This Agreement shall terminate automatically without any further action by any of the parties hereto immediately upon the earlier of (a) the day following the Effective Time and (b) the termination of the Merger Agreement in accordance with its terms. This Agreement may also be terminated, as to any Holder, by the mutual agreement of Hexalon and such Holder; provided, that such termination as to such Holder will not affect the obligations of any other Holder hereunder. No termination of this Agreement will relieve any party from liability for any material breach of its obligations hereunder committed prior to such termination.

         14. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with the terms hereof or were otherwise breached and that each party shall be entitled to specific performance of the terms hereof in addition to any other remedy which may be available at law or in equity.

         15. All notices and other communications hereunder shall be in writing and shall be deemed given upon (a) confirmation of a receipt of a facsimile transmission, (b) confirmed delivery by an overnight courier or when delivered by hand, or (c) confirmation of receipt when sent by certified or registered mail, postage prepaid, addressed, in the case of Hexalon, to the address set forth for Hexalon in the Merger Agreement (with copies as set forth in the Merger Agreement) and in the case of a Holder, to the address set forth under such Holder's name on Schedule I hereto (or at such other address for any party as shall be specified by like notice).

         16. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto; PROVIDED, that with respect to the rights and obligations of any Holder under this Agreement, this Agreement may be amended with the approval of such Holder and Hexalon, notwithstanding the failure to obtain the approval of any other Holder.

         17. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other parties hereto. This Agreement will be binding upon, inure to the benefit of and be enforceable by each party and such party's respective heirs, beneficiaries, executors, representatives and permitted assigns.

         18. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         19. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability, without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         20. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland (without giving effect to the provisions thereof relating to conflicts of law).

         21. The representations, warranties, covenants and agreements of the Holders in this Agreement are made severally, and not jointly, by each Holder.

         22. This Agreement shall be the valid and binding obligation of each party hereto upon the execution by such party of this Agreement, regardless of whether each other party has executed this Agreement.

                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement, or have caused this Agreement to be duly executed and delivered in their names and on their behalf, as of the date first written above.

                                       RODAMCO NORTH AMERICA N.V.


                                       By: /s/ Daniel S. Weaver
                                          --------------------------------------

                                       Name: Daniel S. Weaver
                                            ------------------------------------

                                       Title: Managing Director and Chief
                                              Financial Officer
                                             -----------------------------------

                                       HEXALON REAL ESTATE, INC.

                                       By: /s/ Daniel S. Weaver
                                          --------------------------------------

                                       Name: Daniel S. Weaver
                                            ------------------------------------

                                       Title: Vice President
                                             -----------------------------------

                                       HEAD ACQUISITION CORP.

                                       By: /s/ Daniel S. Weaver
                                          --------------------------------------

                                       Name: Daniel S. Weaver
                                            ------------------------------------

                                       Title: Secretary, Treasurer and Vice
                                              President
                                             -----------------------------------

                                       HEAD ACQUISITION, L.P.
                                       By:  Hexalon Real Estate, Inc., its
                                              General Partner

                                       By: /s/ Daniel S. Weaver
                                          --------------------------------------

                                       Name: Daniel S. Weaver
                                            ------------------------------------

                                       Title: Vice President
                                             -----------------------------------

                                       URBAN SHOPPING CENTERS, INC.

                                       By: /s/ Michael Hilborn
                                          --------------------------------------

                                       Name: Michael Hilborn
                                            ------------------------------------

                                       Title: Secretary
                                             -----------------------------------

                                       CENTER PARTNERS, LTD.,
                                       an Illinois limited partnership

                                       By:      JMB REALTY CORPORATION,
                                                a Delaware corporation,
                                                General Partner

                                                By: /s/ Gary A. Nickele
                                                   -----------------------------

                                                Its: Executive Vice President
                                                    ----------------------------

                                       UIDC HOLDINGS, L.P.,
                                       a Delaware limited partnership

                                       By:      JMB REALTY CORPORATION,
                                                a Delaware corporation,
                                                General Partner

                                                By: /s/ Gary A. Nickele
                                                   -----------------------------

                                                Its: Executive Vice President
                                                    ----------------------------

                                       URBAN-WATER TOWER ASSOCIATES,
                                       an Illinois general partnership

                                       By:      UIDC HOLDINGS, L.P.,
                                                a Delaware limited partnership,
                                                General Partner

                                                By:      JMB REALTY CORPORATION
                                                         a Delaware corporation,
                                                         General Partner

                                                         By: /s/ Gary A. Nickele
                                                            --------------------

                                                         Its: Executive Vice
                                                              President
                                                              ------------------

                                       By:      WATER TOWER ASSOCIATES-I, L.P.,
                                                an Illinois limited partnership,
                                                General Partner

                                                By:      JMB REALTY CORPORATION
                                                         a Delaware corporation,
                                                         General Partner

                                                         By: /s/ Gary A. Nickele
                                                            --------------------

                                                         Its: Executive Vice
                                                              President
                                                              ------------------

                                       JMB/MIAMI INVESTORS, L.P.,
                                       a Delaware limited partnership

                                       By:      JMB INVESTMENT HOLDINGS-I, INC.
                                                a Delaware corporation,
                                                General Partner

                                       By: /s/ Gary A. Nickele
                                          --------------------------------------

                                       Its: Vice President
                                           -------------------------------------

                                       MIAMI ASSOCIATES, L.P.
                                       an Illinois limited partnership

                                       By:      JMB REALTY CORPORATION,
                                                a Delaware corporation,
                                                General Partner

                                                By: /s/ Gary A. Nickele
                                                   ----------------------------

                                                Its: Executive Vice President
                                                    ---------------------------

                                       JMB PROPERTIES COMPANY,
                                       an Illinois general partnership

                                       By:      JMB RES MANAGERS, INC.
                                                a Delaware corporation,
                                                Managing Partner

                                                By: /s/ Gary A. Nickele
                                                   -----------------------------

                                                Its: Vice President
                                                    ----------------------------

                                       OLD ORCHARD LIMITED PARTNERSHIP,
                                       an Illinois limited partnership

                                       By:      UIDC HOLDINGS, L.P.
                                                a Delaware limited partnership,
                                                General Partner

                                                By:      JMB REALTY CORPORATION,
                                                         a Delaware corporation,
                                                         General Partner

                                                         By: /s/ Gary A. Nickele
                                                            --------------------

                                                         Its: Executive Vice
                                                              President
                                                             -------------------

                                       MAX REISWERG

                                       By:______________________________________

                                       Name:____________________________________

                                       Title:___________________________________

                                       HENRY T. SEGERSTROM COMMUNITY
                                       PROPERTY TRUST

                                       By: /s/ Henry T. Segerstrom
                                          --------------------------------------

                                       Name: Henry T. Segerstrom
                                            ------------------------------------

                                       Title: Trustee
                                             -----------------------------------

                                       BUTCHER PROPERTIES LLC

                                       By:______________________________________

                                       Name:____________________________________

                                       Title:___________________________________

                                       JAMES M. HIETBRINK FAMILY TRUST

                                       By:______________________________________

                                       Name:____________________________________

                                       Title:___________________________________

                                       KENWOOD PLAZA LIMITED PARTNERSHIP

                                       By:______________________________________

                                       Name:____________________________________

                                       Title:___________________________________

                                       MATTHEW S. DOMINSKI

                                       By: /s/ Matthew S. Dominski
                                          --------------------------------------

                                       Name: Matthew S. Dominski
                                            ------------------------------------

                                       Title:
                                             -----------------------------------

                                       JAMES L. CZECH

                                       By: /s/ James L. Czech
                                          --------------------------------------

                                       Name: James L. Czech
                                            ------------------------------------

                                       Title:
                                             -----------------------------------

                                   SCHEDULE I


_________________________ _________________ ____________________ _________________________ _________________
        NAME OF              NUMBER OF       NUMBER OF SHARES      NUMBER AND SERIES OF    NUMBER OF UNITS
         HOLDER              SHARES OF        OF UNIT VOTING         SHARES OF URBAN             HELD
                           PUBLIC COMMON        STOCK HELD         PREFERRED STOCK HELD
                             STOCK HELD

_________________________ _________________ ____________________ _________________________ _________________
CENTER PARTNERS, LTD.     1,409,251         170,389                                        4,089,349


_________________________ _________________ ____________________ _________________________ _________________
JMB PROPERTIES COMPANY                       10,146                                          243,513


_________________________ _________________ ____________________ _________________________ _________________
UIDC HOLDINGS, L.P.         286,839          47,712                                        1,145,088


_________________________ _________________ ____________________ _________________________ _________________
URBAN-WATER TOWER                            90,712                                        2,177,088
ASSOCIATES

_________________________ _________________ ____________________ _________________________ _________________
JMB/MIAMI INVESTORS,                         16,681                                          273,067
L.P.

_________________________ _________________ ____________________ _________________________ _________________
MIAMI ASSOCIATES, L.P.                                                                       127,277


_________________________ _________________ ____________________ _________________________ _________________
OLD ORCHARD LIMITED                          42,424                                        1,018,182
PARTNERSHIP                                                                                (preferred
                                                                                           units)
_________________________ _________________ ____________________ _________________________ _________________
BUTCHER PROPERTIES, LLC                       1,773                                           42,552


_________________________ _________________ ____________________ _________________________ _________________
SEGERSTROM COMMUNITY         25,231          23,050                                          553,200
PROPERTY TRUST
_________________________ _________________ ____________________ _________________________ _________________
JAMES M. HIETBRINK                            1,773                                           42,552
FAMILY TRUST
_________________________ _________________ ____________________ _________________________ _________________



_________________________ ___________________ _____________________ _______________________
        NAME OF            NUMBER OF UNITS     ADDRESS OF HOLDER      PERSON AND
         HOLDER            TO BE CONVERTED                            ADDRESS TO
                           AND TENDERED IN                           WHICH TO SEND
                              THE OFFER                               COPIES OF
                                                                        NOTICE
_________________________ ___________________ _____________________ _______________________
CENTER PARTNERS, LTD.       261,677           900 N. Michigan Ave   Gary Nickele
                                              Chicago, Illinois
                                              60611
_________________________ ___________________ _____________________ _______________________
JMB PROPERTIES COMPANY      243,513           900 N. Michigan Ave   Gary Nickele
                                              Chicago, Illinois
                                              60611
_________________________ ___________________ _____________________ _______________________
UIDC HOLDINGS, L.P.       1,145,088           900 N. Michigan Ave   Gary Nickele
                                              Chicago, Illinois
                                              60611
_________________________ ___________________ _____________________ _______________________
URBAN-WATER TOWER                             900 N. Michigan Ave   Gary Nickele
ASSOCIATES                                    Chicago, Illinois
                                              60611
_________________________ ___________________ _____________________ _______________________
JMB/MIAMI INVESTORS,        273,067           900 N. Michigan Ave   Gary Nickele
L.P.                                          Chicago, Illinois
                                              60611
_________________________ ___________________ _____________________ _______________________
MIAMI ASSOCIATES, L.P.                        900 N. Michigan Ave   Gary Nickele
                                              Chicago, Illinois
                                              60611
_________________________ ___________________ _____________________ _______________________
OLD ORCHARD LIMITED                           900 N. Michigan Ave   Gary Nickele
PARTNERSHIP                                   Chicago, Illinois
                                              60611
_________________________ ___________________ _____________________ _______________________
BUTCHER PROPERTIES, LLC                       400 Emerald Bay
                                              Laguna Beach, CA
                                              92651
_________________________ ___________________ _____________________ _______________________
SEGERSTROM COMMUNITY        553,200
PROPERTY TRUST
_________________________ ___________________ _____________________ _______________________
JAMES M. HIETBRINK                            587 San Nicolas
FAMILY TRUST                                  Drive, Suite 450
                                              Newport Beach, CA
                                              92660
_________________________ ___________________ _____________________ _______________________


_________________________ _________________ ____________________ _________________________ _________________
        NAME OF              NUMBER OF       NUMBER OF SHARES      NUMBER AND SERIES OF    NUMBER OF UNITS
         HOLDER              SHARES OF        OF UNIT VOTING         SHARES OF URBAN             HELD
                           PUBLIC COMMON        STOCK HELD         PREFERRED STOCK HELD
                             STOCK HELD

_________________________ _________________ ____________________ _________________________ _________________
MATTHEW S. DOMINSKI          59,852            1,052                                           67,747


_________________________ _________________ ____________________ _________________________ _________________
JAMES L. CZECH               34,473            2,223                                           53,352



_________________________ _________________ ____________________ _________________________ _________________
KENWOOD PLAZA LIMITED                                                                         225,542
PARTNERSHIP



_________________________ _________________ ____________________ _________________________ _________________
MAX REISWERG                                                                                    1,042


_________________________ _________________ ____________________ _________________________ _________________
TOTAL
_________________________ _________________ ____________________ _________________________ _________________

_________________________ ___________________ _____________________ _______________________
        NAME OF            NUMBER OF UNITS     ADDRESS OF HOLDER      PERSON AND
         HOLDER            TO BE CONVERTED                            ADDRESS TO
                           AND TENDERED IN                           WHICH TO SEND
                              THE OFFER                               COPIES OF
                                                                        NOTICE
_________________________ ___________________ _____________________ _______________________
MATTHEW S. DOMINSKI                           1015 Sunset Road
                                              Winnetka, Illinois
                                              60093
_________________________ ___________________ _____________________ _______________________
JAMES L. CZECH                                900 West Deerpath
                                              Road
                                              Lake Forest,
                                              Illinois 60045
_________________________ ___________________ _____________________ _______________________
KENWOOD PLAZA LIMITED                         1000 Potomac Street
PARTNERSHIP                                   N.W.
                                              Suite 200
                                              Washington, D.C.
                                              20007
_________________________ ___________________ _____________________ _______________________
MAX REISWERG                                  900 N. Michigan Ave
                                              Chicago, Illinois
                                              60611
_________________________ ___________________ _____________________ _______________________
TOTAL
_________________________ ___________________ _____________________ _______________________

                                   SCHEDULE II

1. Registration Rights and Lock-Up Agreement, dated as of October 14, 1993, between Urban Shopping Centers, Inc. and certain Investors

2. Registration Rights Agreement, dated December 21, 1998, by and among Urban Shopping Centers, Inc., Urban Shopping Centers, L.P. and Kenwood Plaza Limited Partnership

3. Registration Rights Agreement, dated June 10, 1999, by and among Urban Shopping Centers, Inc., Urban Shopping Centers, L.P. and Kenwood Plaza Limited Partnership